SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

March 24, 2010

CENTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of Principal Executive Offices) (Zip Code)

(213) 251-2222

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company held a special meeting of shareholders on March 24, 2010. A total of 12,135,770 shares were represented in person or by proxy at the meeting, constituting 60.11% of the 20,189,027 issued and outstanding shares entitled to vote at the meeting. Proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934.

A proposal to approve for purposes of NASDAQ Listing Rule 5635 the issuance of shares of common stock upon the conversion of the Company’s recently issued 73,500 shares of Mandatorily Convertible Non Cumulative Non-Voting Perpetual Preferred Stock, Series B, was approved at the meeting. The number of shares cast with respect to this proposal was as follows:

For: 11,732,073	Against: 365,893	Abstain: 37,804

The number voting “for” constitutes 96.68% of the total number of shares represented and voting at the meeting with respect to this proposal. There were no broker non-votes received with respect to this item.

A proposal to approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 40 million to 100 million shares was approved at the meeting by a majority of the outstanding shares. The number of shares cast with respect to this proposal was as follows:

For: 11,852,725	Against: 225,613	Abstain: 57,432

The number voting “for” constitutes 97.67% of the total number of shares represented and voting at the meeting with respect to this proposal, and 58.79% of the total outstanding shares. There were no broker non-votes received with respect to this item.

A proposal to approve the private placement of common stock which closed on November 30, 2009 pursuant to Nasdaq Listing Rule 5635(c), so that all investors in that offering may be treated equally, was also approved at the meeting. The number of shares cast with respect to this proposal was as follows:

For: 8,448,089	Against: 3,630,449	Abstain: 57,232

The number voting “for” constitutes 69.61% of the total number of shares represented and voting at the meeting with respect to this proposal. There were no broker non-votes received with respect to this item.

The final item on the agenda for shareholder action, if necessary, was the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the other proposals presented. As all three proposals were approved at the meeting, this last item was not voted on.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 26, 2010	CENTER FINANCIAL CORPORATION

	By:	/s/ LONNY D. ROBINSON
Lonny D. Robinson
Executive Vice President and Chief Financial Officer

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